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                                                                     EXHIBIT 4.5


THIS STOCK OPTION GRANT, AND ANY SECURITIES WHICH MAY BE ACQUIRED UPON THE EXERCISE OF THIS STOCK OPTION GRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS AN EXEMPTION FROM THE REQUIREMENT OF SUCH REGISTRATION IS AVAILABLE UNDER THE CIRCUMSTANCES AT THE TIME OBTAINING (AND, IF REASONABLY REQUESTED BY THE COMPANY, DEMONSTRATED BY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).


                         STOCK OPTION GRANT TO PURCHASE
             500,000 SHARES OF THE COMMON PAR VALUE $0.01 PER SHARE,
                       OF UNITED THERAPEUTICS CORPORATION


     For value received, Toray Industries, Inc. a Japan corporation, or its permitted successors or assigns (collectively, the "Investor"), are entitled to subscribe for and purchase from UNITED THERAPEUTICS CORPORATION, a Delaware corporation (the "Company"), from September 16, 1998 (the "Stock Option Grant Exercise Date"), up to 500,000 fully paid and nonassessable shares (the "Shares") of the Company's common stock, par value $0.01 per share ("Common Stock"), at the purchase price of $3.00 per share (the "Exercise Price"). The number and character of Shares issuable pursuant to this Stock Option Grant are subject to adjustment as provided herein. The Investor's right to purchase Shares pursuant to this Stock Option Grant shall terminate on that date which is thirty (30) days following the date of UT's first filing of a New Drug Application (NDA) in the United States for Beraprost Sodium.

     This Stock Option Grant is subject to the following additional provisions, terms and conditions:

     1. Exercise of Stock Option Grant.

         a. Manner of Exercise. This Stock Option Grant may be exercised by the holder hereof, in whole or in part, by surrender of this Stock Option Grant, together with written notice of exercise (a sample form of exercise is attached hereto as Attachment A), to the Company at the principal office of the Company (which, for the purposes of this Stock Option Grant, shall be deemed to be the Company's address for notice purposes as provided in Section 8 below) accompanied by payment (in cash, certified check or bank draft payable to the order of the Company) of the Exercise Price multiplied by the number of Shares for which this Stock Option Grant is being exercised.


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         b. When Exercise Effective. Each exercise of this Stock Option Grant shall be deemed to have been effected on the date on which the Investor provides the Company with the deliveries contemplated by Section 1(a) above.

         c. Delivery of Stock Certificates. Certificates representing the Shares purchased upon any exercise of this Stock Option Grant shall bear the restrictive legend set forth in Section 9 below and shall be delivered to the Investor promptly following such exercise. A new Stock Option Grant exercisable for the number of Shares, if any, with respect to which this Stock Option Grant shall not have been exercised shall also be delivered to the Investor.

     2. Shares Issuable Upon Exercise.

         a. Reserved. The Company covenants and agrees that all Shares that may be issued upon the exercise of this Stock Option Grant shall, upon issuance pursuant to an exercise of this Stock Option Grant in accordance with its terms, be duly authorized and validly issued, fully paid and nonassessable Shares, free and clear of all preemptive rights. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Stock Option Grant, such number Shares of the Common Stock as shall be issuable from time to time upon the exercise of this Stock Option Grant.

         b. Restricted Securities. Investor acknowledges that the Company is issuing this Stock Option Grant upon the exemption from registration provided in
Section 4(2) of the Securities Act and is relying upon Investor's representation that it is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended. Investor acknowledges that the Shares to be issued upon the exercise of this Stock Option Grant may be unregistered at the time of exercise and, in such event, Investor agrees that the Shares be issued upon the exercise of this Stock Option Grant may only be pledged, offered, sold or transferred if registered under the Securities Act or pursuant to an exemption from the registration requirements thereunder. Investor understands that absent registration of the Shares to be issued upon the exercise of this Stock Option Grant under the Securities Act, compliance with an applicable exemption under the Securities Act is required for a sale or other disposition of such shares. Investor further understands and acknowledges that there is not now available, and may not be available when it wishes to sell such Shares to be issued upon the exercise of this Stock Option Grant, adequate public information with respect to the Company which would permit offers or sales of the shares of Class A preferred stock pursuant to Rule 144 promulgated under the Securities Act. Investor acknowledges that the Company is under no obligation to register the Shares to be issued upon the exercise of this Stock Option Grant. Investor understands that, so long as the legend provided in
Section 9 below may remain on the certificates representing the Shares to be issued upon the exercise of this Stock Option Grant, the Company may maintain appropriate "stop transfer" orders with respect to such shares on its books and records and with its registrar and transfer agent.

     3. Adjustment. The Exercise Price and/or the number and type of securities issuable upon any exercise of this Stock Option Grant shall be subject from time to time as hereinafter provided in Section 3.

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         a. If the Company, at any time, divides the outstanding shares of its
Common Stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise) and conversely, if the outstanding shares of its Common Stock are combined into a smaller number of shares, the number of Shares available upon any exercise of this Stock Option Grant and the Exercise Price in effect immediately prior to such division or combination shall be proportionately adjusted to reflect the reduction or increase in outstanding shares.

         b. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, other securities or assets with respect to or in exchange for such shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the holder of this Stock Option Grant shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Stock Option Grant and in lieu of the Shares immediately theretofore purchasable and receivable upon the exercise upon the exercise of this Stock Option Grant, such shares of stock, other securities or assets as would have been issued or delivered to the Investor if the Investor had exercised this Stock Option Grant and had received such Shares prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation or merger unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger shall assume by written instrument executed and mailed to the Investor
(i) the obligation to deliver to the Investor such shares of stock, other securities or assets as, in accordance with the foregoing provisions, the Investor may be entitled to purchase and (ii) the other obligations of the Company set forth or referred to in this Stock Option Grant.

         c. If, after the initial issuance of this Stock Option Grant to the Investor, the Company shall declare a dividend or distribution payable to holders of the Common Stock (whether payable in cash, securities or other assets of the Company), upon any exercise of this Stock Option Grant the Investor shall be entitled to receive, and the Company shall promptly pay to the Investor, any such dividend(s0 and/or distribution(s) (as well as any other cash, securities or other assets which the Investor would have received had it held any securities received in any such dividend(s) and/or distributions)), also giving to the other provisions of this Section 3.

         d. Promptly following any adjustment under this Section 3, the Company shall give written notice thereof (by first class mail, postage prepaid) to the Investor (at the Investor's address as shown on the books of the Company), which notice shall state the Exercise Price and number of Shares (or other securities or assets) resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         e. The terms of this Stock Option Grant shall be binding upon the successors of the Company.

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     4. No Rights as Stockholder; Notice. The Investor shall not by virtue of this Stock Option Grant be entitled to any rights of a stockholder of the Company. However, the Company shall give notice to the Investor if at any time prior to the expiration or exercise in full of this Stock Option Grant any of the following events shall occur:

     (a) the Company shall declare any dividend or distribution with respect to its capital stock;

     (b) a dissolution, liquidation or winding up to the Company shall be proposed; or

     (c) a capital reorganization or reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, any transaction or series of transactions in which more than fifty percent (50%) of the voting securities of the Company are transferred to another person, or any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety.

Such giving of notice shall be effected at least fifteen (15) business days prior to the date fixed as a record date or effective date or the date of closing of the Company's stock transfer books for the determination of the stockholders entitled to such dividend or distribution, or for the determination of the stockholders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up. Such notice shall specify such record date or the closing date or the date of closing the stock transfer books, as the case may be.

     5. Registered Owner. The Company may treat the registered owner hereof as the owner for all purposes (notwithstanding any markings or notations on the face of this Stock Option Grant).

     6. Loss, Theft, Destruction, or Mutilation. Upon receipt by the Company of satisfactory evidence of the loss, theft, destruction or mutilation of this Stock Option Grant and either (in the case of loss, theft or destruction) indemnification satisfactory to the Company or (in the case of mutilation) the surrender of this Stock Option Grant for cancellation, the Company will execute and deliver to the Investor, without charge, a Stock Option Grant of like denomination.

     7. Public Reporting. With a view to making available to the Investor the benefits of Rule 144 ("Rule 144") promulgated under the Securities Act of 1933, as amended (the "1933 Act"), and any other rule or regulation of the Securities and Exchange Commission (the "SEC") that may at any time permit the Investor to sell Shares to the public without registration, the Company agrees that, for so long as a class of its securities is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Company will:
(i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and (iii) furnish to the Investor, forthwith upon request, (a) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (b) a copy of the most recent annual or

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quarterly report of the Company filed with the SEC and such other reports and documents so filed by the Company which the Investor may reasonably request, and
(c) such other information as may be reasonably requested in availing the investor of any rule or regulation of the SEC which permits the selling of any Shares without registration under the 1933 Act.

     9. Notices. Any notice or demand desired or required to be given hereunder shall be in writing and given (except as otherwise provided herein) by personal delivery, certified or registered mail or air courier addressed as follows:

         If to the Company:          United Therapeutics Corporation
                                     1110 Spring Street
                                     Silver Spring, MD  20910
                                     Attn:  Martine Rothblatt, CEO

         If to Toray Industries:     Toray Industries, Inc. Head Office
                                     2-1, Nihonbashi-Muromachi 2-chome
                                     Chuo-ku
                                     Tokyo 103-8666
                                     Japan
                                     Attn:  Masanobu Naruto, Ph.D.
                                            General Manager
                                            Pharmaceuticals Planning Dept.

or to such other address as the party to receive the notice or request shall designate by notice to the other. Any notice or request shall be deemed given when received.

     9. Legend. The Company may cause each certificate representing Shares issued upon exercise of this Stock Option Grant to bear legend in substantially the following form:

          "The securities represented by this certificate have not been registered or qualified under the Federal Securities Act of 1933 (the "1933 Act") or applicable state securities laws and are "restricted securities" within the meaning of Rule 144 promulgated under the 1933 Act. The securities may not be sold or transferred without complying with Rule 144 in the absence of effective registration under the 1933 Act or other compliance under or exemption from the 1933 Act and applicable state securities laws."

     10. Taxes. The Company agrees that it will pay, and will hold the Investor harmless from any and all liability with respect to, any stamp or similar taxes which may be determined to be payable to the State of Delaware in connection with the issuance, delivery or exercise of this Stock Option Grant (as well as the issuance or delivery of Shares upon any exercise of this Stock Option Grant).

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     11. Miscellaneous. Neither this Stock Option Grant nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. The Section headings in this Stock Option Grant are for purposes of references only and shall not limit or otherwise affect the meaning hereof.

     IN WITNESS WHEREOF, the Company has caused this Stock Option Grant to be signed and delivered by its duly authorized officers as of September 16, 1998.


                                 UNITED THERAPEUTICS CORPORATION,
                                 a Delaware corporation

                                    /s/ Martine A. Rothblatt

                                 By:  Martine A. Rothblatt
                                       Chief Executive Officer


Witness:


/s/ Theresa Bongartz
-----------------------


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                                  Attachment A

                           STOCK OPTION GRANT EXERCISE

         (To be signed only upon an exercise of the Stock Option Grant)


     The undersigned, the holder of the attached Stock Option Grant, hereby elects to exercise the purchase right represented by such Stock Option Grant for, and to purchase thereunder, _________________of the Shares of Common Stock of United Therapeutics Corporation to which such Stock Option Grant relates and herewith makes payment of $________________ therefor in cash or by certified check or bank draft [or election is made with respect to current exercise of the Stock Option Grant to utilize the Net Exercise Right as described in such Stock Option Grant] and requests that the certificate for such Shares be issued in the name of, and be delivered to_____________________ , whose address is set forth below the signature of the undersigned.


Dated:____________________

                                                ______________________________
                                                Signature


                                                ______________________________
                                                Title


                                                ______________________________
                                                Address

                                                ______________________________


                                                ______________________________